Exhibit 10.2

Term Sheet for Compensation Program for Non-Employee Directors

Approved on October 21, 2009

New Stock Awards in Lieu of Stock Options

Current Compensation Components

Directors currently receive an annual retainer of $150,000, with 50% delivered in cash and/or stock (paid quarterly) and the other 50% delivered as a stock option (annually in October).

New Equity Component

Based on Compensation Committee review and discussion with directors, management was asked to design a plan with the equity component delivered as a stock award to promote stock ownership by directors.

ANNUAL STOCK AWARDS

▪	Beginning with grants in October 2010, directors will receive stock awards in lieu of stock option grants.
▪	The annual stock award for a director who joins the Board during the year will be prorated to reflect the partial year, and awarded at the same time as other director awards.
▪	The annual stock award for a director who retires from the Board during the year will be prorated to reflect the partial year, and awarded at the same time as other director awards.
▪	Awards will be vested at grant.
▪	Cash dividends will be paid quarterly.

Taxation of Stock Award/Cash Dividends

▪	Stock Award will be taxed at grant at ordinary income rates.
▪	Directors file on their own as self-employed persons.
▪	Valspar will issue a Form 1099 each January reporting the value of the grant.
▪	Cash dividends will be taxed at dividend income rate and Valspar’s Transfer Agent, BNY Mellon, will issue a Form 1099 for dividends each January.

GRANTS TO NEW DIRECTORS

▪	Upon joining the Board, a new director will be granted a restricted stock award with a value of 50% of the current annual retainer.
▪	This grant will be restricted for five (5) years to coincide with the target date for achieving stock ownership under corporate governance guidelines.
▪	Director must be serving as a member of the Board of Directors on the date the restriction lapse to receive the stock award.
▪	Cash dividends will be paid quarterly.
▪	Stock Award will be taxed at ordinary income rates when restriction lapses.